CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Morrison Fresh Cooking, Inc. of our report dated June 20, 1997, included in the 1997 Annual Report to Shareholders of Morrison Fresh Cooking, Inc.

We also consent to the incorporation by reference in the Registration Statements of Morrison Fresh Cooking, Inc. listed below of our report dated June 20, 1997, with respect to the financial statements incorporated herein by reference, in this Annual Report (Form 10-K) of Morrison Fresh Cooking, Inc.

Registration Statement No. 333-2086 on Form S-8 dated March
  8, 1996 and related Prospectus.
Registration Statement No. 333-2088 on Form S-8 dated March
  8, 1996 and related Prospectus.
Registration Statement No. 333-2094 on Form S-8 dated March
  8, 1996 and related Prospectus.
Registration Statement No. 333-2090 on Form S-8 dated March
  8, 1996 and related Prospectus.
Registration Statement No. 333-2092 on Form S-8 dated March
  8, 1996 and related Prospectus.
Registration Statement No. 333-2096 on Form S-8 dated March
  8, 1996 and related Prospectus.
Registration Statement No. 333-4498 on Form S-8 dated May 3,
  1996 and related Prospectus.
Registration Statement No. 333-4500 on Form S-8 dated May 3,
  1996 and related Prospectus.



                                   /s/  Ernst & Young LLP


Atlanta, Georgia
August 19, 1997